Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	William E. Doyle, Jr.
August 3, 2010		Paul M. Harbolick, Jr.
(703) 814-7200
Alliance Bankshares Reports 2nd Quarter 2010 Results
Positive improvements in the net interest margin; Continued progress in reducing nonperforming assets; Quarterly profitability
CHANTILLY, VA – Alliance Bankshares Corporation (NASDAQ – ABVA) today reported second quarter net income of $191,000. On a year-to-date basis, the Company has earned $305,000, representing a significant improvement over the first six months of 2009, when the Company reported a loss on continuing operations of $1.3 million. Alliance’s regulatory capital ratios remain above the levels necessary to be considered a “well capitalized” financial institution.
“This is a period of transition for our company. As we move forward with specific initiatives aimed at repositioning the franchise, we are generating positive performance momentum,” stated William E. Doyle, Jr., President and Chief Executive Officer. “The management team’s diligent efforts to overcome the lingering effects of unprecedented economic circumstances continue to reap favorable results, as levels of nonperforming assets declined to 1.86% of total assets at June 30, 2010. Since then, we sold an OREO asset for $2.6 million, bringing nonperforming assets down to $8.9 million,” added Doyle.
At June 30, 2010, total assets amounted to $619.6 million, or growth of $43.3 million over the December 31, 2009 level of $576.3 million. The government-sponsored tax credit program for first time home buyers resulted in substantial growth in deposits relating to our title agency customers, accounting for much of our deposit growth during the quarter. Throughout the remainder of 2010 we anticipate a normalization of deposits. Targeted efforts to strategically restructure our balance sheet resulted in further reductions in trading securities and investment securities, as well as changing the mix in our loan portfolio. On a longer term basis, we are striving to increase loans as a percentage of earning assets with a heightened focus on commercial lending. Though real estate loans are a significant portion of our loan portfolio, and remain an important strategic focus, we have shifted away from land acquisition and development financing.
Net income for the second quarter of 2010 was $191,000, or an improvement of $755,000 over the same period last year. The quarter’s results reflect the continuing negative impact of credit costs, OREO expenses, and fair value adjustments, as well as opportunistic gains realized from the securities portfolio. On a “core operating basis,” the Company’s performance during the quarter indicates measurable improvement. “Core earnings,” i.e., before expenses for taxes, provision, and OREO, fair value adjustments and gains on securities sales, was a positive $831,000 compared to a negative $551,000 in the second quarter of 2009. The progressive positive improvement is also reflected in net interest margin, which increased by 102 basis points to a level of 3.84% during the quarter.
Net income for the first six months of 2010 was $305,000, compared to a loss of $1.3 million for the same period in 2009. “Core earnings” for the first half of 2010 were a positive $1.2 million, compared to a negative $784,000 for the first six months of 2009. The Company’s net interest margin improved to 3.75% for the six month period in 2010.
“The Board and management team are very focused on improving our performance and optimizing profitability, while concurrently repositioning Alliance for success in the future. The steps we have taken are delivering favorable results despite the lingering negative effects of the recession and the slow economic recovery. We believe the Company is on the right track, and we’ll continue to implement targeted initiatives aimed at strengthening the financial performance of the Company,” Doyle concluded.
Non-GAAP Presentation. The Company prepares its financial statements under accounting principles generally accepted in the United States or “GAAP.” However, this press release refers to certain non-GAAP financial measures that we believe, when considered together with GAAP financial measures, provides investors with important information regarding our operational performance. An analysis of any non-GAAP financial measure should be used in conjunction with the results presented in accordance with GAAP.
Core earnings is a non-GAAP financial measure that reflects net income excluding taxes, loan loss provisions, OREO expenses, gains or losses on security transactions and fair value adjustments. These excluded items fluctuate and are difficult to predict and we believe core earnings provides the Company and investors a valuable tool to measure and evaluate the financial performance of the Company from period to period.
Cautionary Statement Regarding Forward-Looking Statements. Certain statements contained in this report that are not historical facts may constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend” or words of similar meaning. These statements are inherently uncertain; there can be no assurance that the underlying assumptions will prove to be accurate. These forward-looking statements include statements relating to the Company’s anticipated future performance, mix of assets and liabilities and effects of efforts to reposition its business. Readers should not place undue reliance on such statements, which speak only as of the date of this release. The Company does not undertake to update any forward-looking statement that may be made from time to time by it or on its behalf.
Forward-looking statements are subject to risks, assumptions and uncertainties, and could be affected by many factors. Some factors that could cause the Company’s actual results to differ materially from those anticipated in these forward-looking statements include: interest rates, general business conditions, as well as conditions within the financial markets, general economic conditions, unemployment levels, the legislative/regulatory climate, including the effect of the Dodd-Frank Wall Street Reform Act and Consumer Protection Act of 2010 and related regulations, regulatory compliance costs, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve, the quality/composition of the loan portfolios and the value of related collateral, the value of securities the Company holds, charge-offs on loans and the adequacy of the allowance for loan losses, loan demand, deposit flows, counterparty strength, competition, reliance on third parties for key services, the health of the real estate markets, the outcome of the Company’s repositioning initiatives, and changes in accounting principles.
More information on Alliance Bankshares Corporation can be found online at
www.alliancebankva.com, or by phoning an Alliance office.
###

ALLIANCE BANKSHARES CORPORATION
Consolidated Balance Sheets

	June 30,	December 31,	June 30,
	2010*	2009	2009*
	(Dollars in thousands)
ASSETS

Cash and due from banks	$93,083	$26,671	$71,135
Federal funds sold	25,238	2,970	14,999
Trading securities, at fair value	2,250	7,460	36,468
Investment securities available-for-sale, at fair value	128,907	145,031	131,220
Restricted stock	6,937	6,318	6,318

Loans held for sale	—	1,983	1,206
Loans, net of unearned discount and fees	342,089	359,380	354,639
Less: allowance for loan losses	(5,203)	(5,619)	(5,213)

Loans, net	336,886	353,761	349,426

Premises and equipment, net	1,864	2,038	1,974
Other real estate owned (OREO)	7,366	7,875	9,835
Intangible assets	—	—	2,121
Goodwill	—	—	3,569
Other assets	17,029	22,228	15,550

TOTAL ASSETS	$619,560	$576,335	$643,821

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$158,724	$92,846	$148,159
Savings and NOW deposits	69,804	53,617	70,339
Money market deposits	27,746	22,462	18,206
Time deposits ($0, $9,125 and $9,329 at fair value)	230,079	262,983	279,617

Total deposits	486,353	431,908	516,321

Repurchase agreements, federal funds purchased and other borrowings	33,125	47,290	26,159
Federal Home Loan Bank advances ($26,223, $25,761 and $25,729 at fair value)	51,223	50,761	50,729
Trust Preferred Capital Notes	10,310	10,310	10,310
Other liabilities	2,899	2,932	4,225
Commitments and contingent liabilities	—	—	—

TOTAL LIABILITIES	583,910	543,201	607,744

Common stock, $4 par value; 15,000,000 shares authorized; 5,106,819, 5,106,819 and 5,106,819 shares issued and outstanding at June 30, 2010, December 31, 2009 and June 30, 2009, respectively.	20,427	20,427	20,427
Capital surplus	25,822	25,835	25,613
Retained earnings (deficit)	(12,712)	(13,016)	(9,592)
Accumulated other comprehensive income (loss), net	2,113	(112)	(371)

TOTAL STOCKHOLDERS’ EQUITY	35,650	33,134	36,077

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$619,560	$576,335	$643,821

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Consolidated Income Statements

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2010*	2009*	2010*	2009*
		(Dollars in thousands, except per share)
INTEREST INCOME:
Loans	$5,228	$5,177	$10,368	$10,462
Trading securities	49	445	137	1,103
Investment securities	1,637	1,447	3,379	2,614
Federal funds sold	11	15	22	28

Total interest income	6,925	7,084	13,906	14,207

INTEREST EXPENSE:
Savings and NOW deposits	55	138	127	253
Time deposits	1,468	2,449	3,134	5,182
Money market deposits	72	62	151	115
Repurchase agreements, federal funds purchased and other borrowings	475	575	964	1,135

Total interest expense	2,070	3,224	4,376	6,685

Net interest income	4,855	3,860	9,530	7,522
Provision for loan losses	675	700	950	1,274

Net interest income after provision for loan losses	4,180	3,160	8,580	6,248

OTHER INCOME:
Deposit account service charges	45	75	123	143
Gain on sale of loans	—	33	—	75
Net gain on sale of securities	803	274	1,059	863
Trading activity and fair value adjustments	(426)	325	(616)	(139)
Other operating income	(9)	29	108	46

Total other income	413	736	674	988

OTHER EXPENSES:
Salaries and employee benefits	1,547	1,699	3,550	3,436
Occupancy expense	645	610	1,273	1,158
Equipment expense	185	190	379	365
Other real estate owned expense	351	217	394	615
FDIC assessments	302	575	665	870
Operating expenses	1,381	1,474	2,697	2,741

Total other expenses	4,411	4,765	8,958	9,185

Income(Loss) from continuing operations before income taxes	182	(869)	296	(1,949)
Income tax (benefit)	(9)	(305)	(9)	(668)

NET INCOME (LOSS) from continuing operations	$191	$(564)	$305	$(1,281)

Income from the discontinued insurance operations	—	109		458
Income tax expense	—	38		149

NET INCOME on discontinued operations	—	71	—	309

NET INCOME (LOSS)	191	(493)	305	(972)

Net income (loss)from continuing operations per common share, basic	$0.04	$(0.11)	$0.06	$(0.25)

Net income (loss) from continuing operations per common share, diluted	$0.04	$(0.11)	$0.06	$(0.25)

Net income from discontinued operations per common share, basic	$—	$0.01	$—	$0.06

Net income from discontinued operations per common share, diluted	$—	$0.01	$—	$0.06

Net Income (loss) per share, basic	$0.04	$(0.10)	$0.06	$(0.19)

Net Income (loss) per share, diluted	$0.04	$(0.10)	$0.06	$(0.19)

Weighted average number of shares, basic	5,106,819	5,106,819	5,106,819	5,106,819

Weighted average number of shares, diluted	5,107,788	5,106,819	5,107,737	5,106,819

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Performance Information

	June 30,	June 30,
	2010*	2009*
	(Dollars in thousands, except per share)
Performance Information:

For The Three Months Ended:
Average loans	$348,425	$362,088
Average earning assets	518,154	558,737
Average assets	563,045	604,750
Average non-interest bearing deposits	97,884	110,320
Average total deposits	407,983	463,670
Average interest-bearing liabilities	427,757	455,503
Average equity	34,663	36,290
Net interest margin (1)	3.84%	2.82%
Net income (loss) per share, basic	$0.04	$(0.10)
Net income (loss) per share, diluted	0.04	(0.10)

For The Six Months Ended:
Average loans	$352,965	$365,166
Average earning assets	524,174	552,635
Average assets	569,036	597,501
Average non-interest bearing deposits	91,632	94,399
Average total deposits	411,422	442,594
Average interest-bearing liabilities	440,839	463,474
Average equity	34,041	36,749
Net interest margin (1)	3.75%	2.80%
Net income (loss) per share, basic	$0.06	$(0.19)
Net income (loss) per share, diluted	0.06	(0.19)

*	Unaudited financial results

(1)	On a fully-tax equivalent basis assuming a 34% federal tax rate.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Credit Quality Information (1)

	June 30,	December 31,	June 30,
	2010*	2009	2009*
	(Dollars in thousands)
Credit Quality Information:
Nonperforming assets:
Impaired loans (performing loans with a specific allowance)	$641	$1,227	$147
Non-accrual loans	3,537	4,394	5,544
OREO	7,366	7,875	9,835

Total nonperforming assets & past due loans	$11,544	$13,496	$15,526

Specific reserves associated with impaired & non-accrual loans	$994	$1,495	$806

Largest components of the nonperforming assets listed above:
June 30, 2010 impaired loans (84% of the total)
 $540 thousand which is a house and lot.
June 30, 2010 non-accrual loans (87% of the total)
 $1.1 million which is secured by a single family residence.
 $730 thousand which is secured by commercial assets and residential 2nd trust.
 $336 thousand which is secured by a residential residential building lot.
 $442 thousand which is secured by a single family residence.
 $270 thousand which is secured by a residential investment property.
 $206 thousand which is secured by a residential property.
June 30, 2010 OREO (91% of the total)
 $2.6 million which is townhouse development acreage in Loudon County, VA.
   (OREO as of 9/30/09); This property was sold in July 2010.
 $1.7 million which is acreage near Winchester, Virginia.
   (OREO as of 9/30/07)
 $990 thousand which is property in Charles Town, WV .
   (OREO as of 6/30/10)
 $943 thousand which is acreage in Woodstock, VA.
   (OREO as of 3/31/08)
 $540 thousand which consists of two parcels of land in Northern Virginia.
   (OREO as of 3/31/08)
 $281 thousand which is one acre in Northern Virginina.
   (OREO as of 3/31/08)
 $170 thousand which is an office warehouse in King George, VA.
   (OREO as of 3/31/10)

*	Unaudited financial results

(1)	The allowance for loan losses includes a specific allocation for all impaired loans. Nonperforming assets are defined as impaired loans, non-accrual loans, OREO and loans past due 90 days or more and still accruing interest.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Credit Quality Information (1)

	June 30,	June 30,
For The Six Months Ended:	2010*	2009*
	(Dollars in thousands)
Balance, beginning of period	$5,619	$5,751
Provision for loan losses	950	1,274

Loans charged off	(1,408)	(1,912)
Recoveries of loans charged off	42	100

Net charge-offs	(1,366)	(1,812)

Balance, end of period	$5,203	$5,213

	June 30,		March 31,		December 31,		June 30,
	2010*		2010*		2009		2009*

Ratios:
Allowance for loan losses to total loans	1.52%		1.65%		1.56%		1.47%
Allowance for loan losses to non-accrual loans	1.5	X	1.3	X	1.3	X	0.9	X
Allowance for loan losses to nonperforming assets	0.5	X	0.4	X	0.4	X	0.3	X
Nonperforming assets to total assets	1.86%		2.23%		2.34%		2.41%
Net charge-offs to average loans	0.77%		0.18%		0.87%		0.99%

*	Unaudited financial results

(1)	The allowance for loan losses includes a specific allocation for all impaired loans. Nonperforming assets are defined as impaired loans, non-accrual loans, OREO and loans past due 90 days or more and still accruing interest.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Trading Asset & Liability Summary

	June 30, 2010		December 31, 2009		June 30, 2009
	Fair		Fair		Fair
Trading Securities	Value	Yield	Value	Yield	Value	Yield
	(Dollars in thousands)
U.S. government corporations & agencies	$—	—	$3,536	5.08%	$28,910	3.30%
PCMOs [1]	2,250	5.33%	3,924	5.36%	7,558	5.37%

Totals	$2,250	5.33%	$7,460	5.23%	$36,468	3.81%

[1]	All PCMOs in the FVO Portfolio were rated AAA by at least one ratings agency on the purchase date. The current FVO PCMOs portfolio has a variety of ratings below investment grade. All instruments are currently performing as expected.

	June 30, 2010	December 31, 2009	June 30, 2009
	Fair	Fair	Fair
Fair Value Assets and Liabilities	Value	Value	Value
	(Dollars in thousands)
Trading securities	$2,250	$7,460	$36,468

Interest-bearing deposits (brokered certificates of deposit)	$—	$9,125	$9,329
FHLB advances	26,223	25,761	25,729

Total fair value liabilities	$26,223	$34,886	$35,058

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Capital Information

	June 30,	December 31,	June 30,
	2010*	2009	2009*
	(Dollars in thousands, except per share)
Capital Information:
Book value per share	$6.98	$6.49	$7.06
Tier I risk-based capital ratio	9.8%	10.4%	10.0%
Total risk-based capital ratio	11.8%	11.6%	11.2%
Leverage capital ratio	6.6%	7.1%	6.8%
Total equity to total assets ratio	5.8%	5.8%	5.6%

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Reconciliation of Non-GAAP Measures

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2010*	2009*	2010*	2009*
	(Dollars in thousands, except per share)
Net income from continuing operations	$191	$(564)	$305	$(1,281)

Add: Income taxes (benefit)	(9)	(305)	(9)	(668)
Add: Provision for loan losses	675	700	950	1,274
Add: Other real estate owned (OREO) expense	351	217	394	615
Less: Net gains on sale of securites	(803)	(274)	(1,059)	(863)
Add: Trading activity and fair value adjustments	426	(325)	616	139

Core earnings	$831	$(551)	$1,197	$(784)

*	Unaudited financial results